UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 14, 2016

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX	75,662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 14, 2016, Martin Midstream Partners L.P. (the “Partnership”) entered into a definitive agreement (the "Agreement") with NuStar Logistics, L.P. (“NuStar”) to sell certain of its terminalling assets located in Corpus Christi, Texas for gross consideration of $107.0 million plus the reimbursement of certain capital expenditures and prepaid items (the “Transaction”.) Pursuant to the Agreement, the Partnership is selling its 900,000 barrel crude oil storage terminal known as the Corpus Christi Crude Terminal (or CCCT), its refined product barge terminal, certain pipelines and related easements as well as dockage and trans-loading assets (collectively known as the “Assets”) to NuStar. The Partnership expects to receive net proceeds of approximately $93.0 million after transaction fees and expenses, in addition to certain cash payments previously received by the Partnership in conjunction with its mandated relocation of certain dockage assets. The Transaction is subject to customary closing conditions, including antitrust approval. The Partnership expects to close the Transaction prior to year-end 2016.

The Agreement contains customary representations, warranties, covenants and agreements by the Partnership and NuStar. The Agreement also contains indemnification obligations of both the Partnership and NuStar.

The preceding summary of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. In the event of any discrepancy between the preceding summary and the text of the Agreement, the text of the Agreement shall control.

The Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the Partnership or NuStar and should not be relied on by any other person or entity for any purposes. The Agreement contains representations and warranties that each of the parties have made to each other as of specific dates and to evidence their agreement on various issues. The assertions and other statements or disclosures embodied in those representations and warranties were made solely for purposes of the contract between such parties and may be subject to important qualifications and limitations or other factors agreed to by each such party in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for purposes of allocating risk between each party rather than establishing matters as fact. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Agreement as statements of factual information.

Item 7.01 Regulation FD Disclosure

On October 20, 2016, the Partnership issued a press release announcing the Transaction. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibits is deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement by and among Martin Operating Partnership L.P. and Nustar Logistics, L.P. dated October 14, 2016.
99.1	Press Release dated October 20, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC,
Its General Partner

Date: October 20, 2016	By:	/s/ Robert D. Bondurant,
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Asset Purchase Agreement by and among Martin Operating Partnership L.P. and Nustar Logistics, L.P. dated October 14, 2016.
99.1	Press Release dated October 20, 2016.